Exhibit 10.9
CONCENTRA, INC.

FIRST AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

    This FIRST AMENDMENT (“Amendment”) hereby amends that certain EMPLOYMENT LETTER AGREEMENT, entered into as of January 14, 2016 (the “Prior Agreement”), by and between Concentra, Inc. (the “Company”) and SuZan Nelson (“you”).

WHEREAS, the Company’s parent, Concentra Group Holdings Parent, Inc. (“Parent”), was formerly a wholly owned subsidiary of Select Medical Corporation (“Select”);

WHEREAS, Parent completed an initial public offering of its common stock on July 26, 2024 and, on November 25, 2024, Select distributed its remaining shares of common stock of Parent to its stockholders, thereby completing the spin-off of Parent and the Company from Select; and

WHEREAS, you and the Company desire to amend certain terms of the Prior Agreement and to incorporate additional terms as provided herein.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promise set forth in this Amendment, and for other consideration, the receipt and adequacy of which are hereby acknowledged, you and the Company (intending to be legally bound) hereby agree as follows:

1.The reference to your title in the first paragraph of the Prior Agreement to “Senior Vice President, Chief Financial Officer of Concentra, Inc.” is hereby replaced with “Executive Vice President and Chief Accounting Officer of Concentra Group Holdings Parent, Inc.”

2.New paragraph 12 is hereby added to the Prior Agreement as follows:

“12.    Section 409A. This letter agreement is intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and shall be interpreted in a manner consistent therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything to the contrary herein, a termination of employment shall not be deemed to have occurred for purposes of any provision of this letter agreement providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” for purposes of Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this letter agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In addition, the entitlement to any series of payments provided for in this letter agreement shall be treated as a series of separate payments rather than a single payment for purposes of Section 409A of the Code. Notwithstanding anything to the contrary in this letter agreement, if you are deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” for purposes of Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service”, and (B) the date of your death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this paragraph 12 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this letter agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. To the extent that reimbursements or other in-kind benefits under this letter agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (a) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (b) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (c) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.”

3.New paragraph 13 is hereby added to the Prior Agreement as follows:

“13.    Clawback. You acknowledge and agree that you are and will be subject to the compensation recovery policy for incentive-based compensation that was adopted by the Board of Directors of Parent, as may be amended from time to time, and any other compensation recovery policies that Parent or the Company may adopt from time to time. For the avoidance of doubt, no recovery under any such compensation recovery policy will be an event giving rise to you of a right to resign for “constructive termination” or similar term.”

4.New paragraph 14 is hereby added to the Prior Agreement as follows:

“14.    Trade Secrets; Whistleblowing. Notwithstanding anything to the contrary in this letter agreement or otherwise, you understand and acknowledge that the Company has informed you that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for (a) the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (b) the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Additionally, notwithstanding anything to the contrary in this letter agreement or otherwise, you understand and acknowledge that the Company has informed you that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order. Nothing in this letter agreement or any other agreement between you and the Company shall be interpreted to limit or interfere with your right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, National Labor Relation Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state or federal law. You may report such suspected violations of law, even if such action would require you to share the Company’s proprietary information or trade secrets with the government agency, provided that any such information is protected to the maximum extent permissible and any such information constituting trade secrets is filed only under seal in connection with any court proceeding. Lastly, nothing in this letter agreement or any other agreement between you and the Company will be interpreted to prohibit you from collecting any financial incentives in connection with making such reports or require you to notify or obtain approval by the Company prior to making such reports to a government agency.”
5.New paragraph 15 is hereby added to the Prior Agreement as follows:

“15.    Adoption of Agreement by Parent. This Agreement and all rights and obligations hereunder is hereby adopted and assumed by Parent, in addition to the Company, but without any duplication of payments and/or benefits to you, and accordingly, Parent hereby, in addition to the Company, but without any duplication of payments and/or benefits to you, shall honor any and all of such rights and obligations and shall be an express party to this Agreement. In connection with the foregoing, references in the Agreement to “Company” in the capacity as an employer shall be deemed to be references to Parent as the context may require. Notwithstanding the foregoing, the Company will continue to be a party to this Agreement and will be jointly and severally liable for all obligations hereunder with Parent.”

6.Except as hereby amended or modified herein, the terms and conditions of the Prior Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, this 27th day of February, 2025.

Company:

CONCENTRA, INC.

By: /s/ Timothy Ryan______________________
Print Name: Timothy Ryan___________________
Print Title: Secretary___________________________

CONCENTRA GROUP HOLDINGS PARENT, INC.

By: /s/ Timothy Ryan______________________
Print Name: Timothy Ryan___________________
Print Title: Executive Vice President and Secretary _

AGREED AND ACCEPTED:

Employee: /s/ Su Zan Nelson________________________ Name: SuZan Nelson